UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024 (March 1, 2024)

WILSON BANK HOLDING COMPANY

(Exact name of Registrant as Specified in Its Charter)

Tennessee	0-20402	62-1497076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 444-2265

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) Effective March 1, 2024, Kayla Hawkins, Executive Vice President, Reporting Manager of Wilson Bank & Trust (the “Bank”), was appointed the Chief Financial Officer of Wilson Bank Holding Company (the “Company”) and the Bank, replacing Lisa Pominski in that role in advance of Ms. Pominski’s expected, and previously announced, retirement from the Company and the Bank on March 31, 2024. Ms. Hawkins, age 36, has been employed by the Bank as Executive Vice President, Reporting Manager since December 11, 2023. Prior to that she served as the senior vice president, reporting manager, vice president, reporting manager, and assistant vice president, reporting manager, from December 1, 2021 to December 11, 2023, from March 10, 2020 to November 30, 2021 and from May 1, 2018 to March 9, 2020, respectively. Before that she served as reporting manager officer and reporting manager from November 30, 2015 to April 30, 2018 and December 5, 2011 to November 29, 2015, respectively. Ms. Hawkins earned a BBA in Accounting and Master of Business Administration both from Middle Tennessee State University and is a certified public accountant. Prior to joining the Bank, she worked in public accounting where, among other duties, she was engaged in performing audits of financial institutions. Ms. Hawkins will serve as the Company’s principal financial officer and principal accounting officer.

In connection with her promotion, Ms. Hawkins’s annual base salary was increased to $325,000. For 2024, she will be eligible to receive a cash incentive payout equal to 0.25% of the Company’s net income for 2024. In 2024, the Company will also pay Ms. Hawkins’s portion of the premiums under the Company’s health insurance plan for Ms. Hawkins and her family members. Her other compensation arrangements will initially remain the same as those in effect prior to her promotion.

(d) Effective March 1, 2024, the Company’s board of directors approved an increase in the size of the Company’s board of directors to eleven members and Ms. Pominski was appointed to fill the vacancy created by the increase in the size of the board of directors. She will be a Class I director of the Company and is expected to be up for election as a Class I director at the Company’s annual meeting of shareholders expected to be held in April 2024 (the “Annual Meeting”). No committee assignments have yet been made for Ms. Pominski.

Ms. Pominski will initially not receive any additional compensation for her service on the Company’s board of directors. Ms. Pominski will continue to be compensated as an employee of the Company and the Bank through the last day that she is employed, which is expected to be March 31, 2024, at the rate that was in effect prior to her ceasing to serve as the Company’s Chief Financial Officer. Her compensation as an employee has previously been described in the Proxy Statement for the Company’s 2023 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 24, 2023 (the “2023 Proxy Statement”). Following her retirement, the Company intends to compensate Ms. Pominski for her service on the Company’s board of directors in accordance with the compensation program applicable to all of the Company’s non-employee directors, and she will be entitled to receive payments under the Executive Salary Continuation Agreements and Supplemental Executive Retirement Plan Agreements she has previously entered into, which are described in more detail in the 2023 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

Date:	March 4, 2024	By:	/s/ John C. McDearman III
John C. McDearman III President/Chief Executive Officer